CORRECTION: TEAMSTAFF, INC. CLOSES $7 MILLION REVOLVING CREDIT FACILITY WITH PNC
BANK, NATIONAL ASSOCIATION

SOMERSET, N.J., June 13 /PRNewswire-FirstCall/ -- TeamStaff, Inc. (Nasdaq: TSTF)
announced on June 9 the closing of a $7,000,000.00 private credit facility with
PNC Bank effective June 8, 2005. In the June 9 press release, we reported that
Revolving Credit advances will bear interest at either the Prime Rate plus 250 bps or LIBOR plus 275 basis points, whichever is higher. The press release should have stated that the rates on Revolving Credit advances will bear interest at either the Prime Rate plus 25 bps or LIBOR plus 275 basis points, whichever is higher. Complete corrected text follows.

TEAMSTAFF, INC. COMPLETES RS STAFFING ACQUISITION; CLOSES $7 MILLION REVOLVING
CREDIT FACILITY WITH PNC BANK, NATIONAL ASSOCIATION

SOMERSET, N.J., June 9 /PRNewswire-FirstCall/ -- TeamStaff, Inc. (Nasdaq: TSTF),
one of the nation's leading providers of healthcare staffing and specialty payroll services, today announced that it completed the acquisition of RS
Staffing effective June 4, 2005 and also announced the closing of a
$7,000,000.00 private credit facility with PNC Bank effective June 8, 2005. The terms of the acquisition were substantially upon the terms previously announced.

RS Staffing, a private company located in Monroe, GA, specializes in providing medical and office administration/technical professionals through nationwide
Schedule contracts with both the General Services Administration ("GSA") and
Veterans Affairs ("VA").

The terms of the acquisition of RS Staffing provided for a purchase price consisting of (i) 1,206,896, shares of Common Stock (ii) a secured note of
TeamStaff in the principal amount of $3,000,000 and (iii) cash in the amount of
$3,250,000. In addition, TeamStaff entered into employment agreements with two of the principals of RS Staffing, Roger Staggs and E Barry Durham in connection with the acquisition to provide ongoing management of RS Staffing. RS Staffing will be operated as a wholly owned subsidiary.

Commenting on the closing of the acquisition of RS Staffing TeamStaff's
President and CEO, T. Kent Smith, stated: "We are happy that we closed our acquisition of RS Staffing, and look forward to integrating operations and expanding our reach to provide both nursing and allied staffing to the government sector. TeamStaff's current brands, TeamStaff Rx and Nursing
Innovations, will become RS Staffing's primary staffing partners to provide supply for both allied and nursing professionals to the growing government segment. RS Staffing's capabilities will enhance TeamStaff's business and will help drive a projected positive operating EBITDA in the fourth fiscal quarter ending September 30, 2005. We are pleased to have such an enthusiastic group of individuals join our team," concluded Mr. Smith.

Roger Staggs, RS Staffing's President added, "Our clients will be better served through the closing of this transaction since many of our clients require help with their allied staffing needs. TeamStaff 's reputation and market position in allied healthcare staffing will enhance our ability to fill these orders quickly. Further, TeamStaff and RS Staffing share the same organizational values and I am pleased with both the cultural fit between our two organizations and the future business benefits we will jointly achieve as we become part of the
TeamStaff organization."

TeamStaff closed a $7,000,000.00 revolving credit facility to provide receivables financing and funding of a portion of the purchase price. The credit facility was provided by PNC Bank to (i) provide for the acquisition of RS
Staffing; (ii) refinance the current senior loan facility; and (iii) provide ongoing working capital. Revolving Credit advances will bear interest at either the Prime Rate plus 25 bps or LIBOR plus 275 basis points, whichever is higher.
The facility has a three-year life and contains term and line of credit borrowing options. The facility is subject to certain restrictive covenants, including minimum net worth, leverage and a minimum consolidated debt service coverage ratio.

Commenting on the transaction, T. Kent Smith, TeamStaff's President and CEO, stated, "The credit facility provided by PNC Bank is further evidence of
TeamStaff's turnaround as well as its gathering financial strength. The credit facility allowed us to continue the acquisitive side of our growth strategy and refinance a former loan facility that RS Staffing had in place on better terms."

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors'
offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services,
TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: the Company's ability to effectively implement its business strategies and operating efficiency initiatives, the effectiveness of sales and marketing efforts, including
TeamStaff's marketing arrangements with other companies, ability to retain qualified management personnel, changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel, and other one-time events and other important factors disclosed previously and from time to time in
TeamStaff's filings with the U.S. Securities and Exchange Commission. These factors are described in further detail in TeamStaff's filings with the U.S.
Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for
the most recently ended fiscal year.

CONTACT:
T. Kent Smith, President & CEO of TeamStaff, Inc.
+1-732-748-1700

Crocker Coulson
President of CCG Investor Relations for TeamStaff, Inc.
+1-310-231-8600

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for
the most recently ended fiscal year.